Exhibit 5.1

October 26, 2011

Arrowhead Research Corporation

225 South Lake Avenue, 3rd Floor

Pasadena, CA 91101

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-176159) (the “Registration Statement”), filed on August 8, 2011with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by Arrowhead Research Corporation, a Delaware corporation (the “Company”) of up to $50,000,000 of any combination of securities of the types specified therein, that was declared effective by the Commission on August 17, 2011. Reference is made to our opinion letter dated August 8, 2011 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”), dated October 24, 2011 and to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which relates to the offering and sale by the Company of up to 1,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”). We understand that the Shares are to be offered and sold in the manner and on the terms described in the Prospectus Supplement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor as contemplated in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP